Exhibit 3-1(i)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DOMESTICATION OF “NEVADA CLEAN MAGNESIUM INC.”, FILED IN THIS OFFICE THE THIRTEENTH DAY OF MAY, A.D. 2019, AT 11:16 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF DOMESTICATION IS THE FOURTEENTH DAY OF MAY, A.D. 2019.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “WESTERN MAGNESIUM CORPORATION” FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MAY, A.D. 2019, AT 11:16 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF INCORPORATION IS THE FOURTEENTH DAY OF MAY, A.D. 2019.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporatoi ns
Delivered 11:16 AM 05/13/2019
FILED 11:16 AM 05/13/2019
SR 20193793539 - File Number 7416349

CERTIFICATE OF CORPORATE DOMESTICATION

OF

NEVADA CLEAN MAGNESIUM INC.

The undersigned, presently a corporation organized and existing under the laws of the province of British Columbia, Canada, for the purposes of domesticating a corporation under Section 388 of the General Corporation Law of the State of Delaware, does certify that:

1. Nevada Clean Magnesium Inc. (the “Corporation”) was first formed, incorporated, or otherwise came into being on March 24, 1966 in the jurisdiction of British Columbia, Canada.

2. The name of the Corporation immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State ofDelaware was:

NEVADA CLEAN MAGNESIUM INC.

3.	The name of the Corporation as set forth in its certificate of incorporation to be filed in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is:

WESTERN MAGNESIUM CORPORATION

4. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is British Columbia, Canada.

5.	The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

6.	The effective date of this certificate of corporate domestication shall be May 14, 2019.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused to be executed by its duly authorized officer on this 9th day of May, 2019.

NEVADA CLEAN MAGNESIUM INC.

By:	/s/ Sam Ataya
Name:	Sam Ataya
Title:	Chief Executive officer

State of Delaware
Secretary of State
Division of Corporations

Delivered 11:16 AM 05/13n019
FILED 11:16 AM 05/13n019
SR 20193793539- FileNumber 7416349

CERTIFICATE OF INCORPORATION OF
WESTERN MAGNESIUM CORPORATION

ARTICLE I

NAME

The name of the Corporation is Western Magnesium Corporation.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Newcastle, 19801-1120. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

A The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000,000,000, par value $0.001 per share (“Common Stock”).

B.	The effective date of this Certificate of Incorporation shall be May 14, 2019.

C. Upon the effectiveness of the Certificate of Corporate Domestication of the Corporation, and this Certificate oflncorporation (the “Effective Time”), (i) each common share, no par value, of the Corporation issued and outstanding immediately prior to the Effective Time will for all purposes be deemed to be one issued and outstanding, fully paid and nonassessable share of Common Stock, without any action required on the part of the Corporation or the holders thereof. Any stock certificate that, immediately prior to the Effective Time, represented common shares of Corporation will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of the Common Stock, as applicable.

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D. Except as otherwise provided (i) by the DGCL, (ii) by this Article IV, or (iii) by resolutions, if any, of the Board of Directors of the Corporation (the “Board of Directors”) fixing the powers, designations, preferences and the relative, participating, optional or other rights of a separate class or series of capital stock of the Corporation, or the qualifications, limitations or restrictions thereof, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. There shall be no cumulative voting. Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

ARTICLEV

BOARD OF DIRECTORS

A. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. The total number of directors shall be determined as set forth in the Bylaws or from time to time by resolution adopted by the Board of Directors. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.

C. Any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders); provided, that a vacancy of the Executive Chairman position on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal or other cause of the Executive Chairman shall be filled by the Executive Chief Executive Officer of the Corporation. Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the annual meeting at which her or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

D.	Elections of directors need not be by written ballot unless the Bylaws shall so provide.

E. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

F. Any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

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ARTICLE VI

LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

A. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

B. The Corporation shall, to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) indemnify and hold harmless any and all current or former directors and officers of the Corporation from and against any and all of the expenses, liabilities or losses reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Bylaws may provide that the Corporation shall indemnify any current or former director or officer in connection with a proceeding (or a part thereof) initiated by such director or officer only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation shall, to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than such law permitted the Corporation to provide prior to such amendment), have the power to advance expenses to any and all current or former directors and officers of the Corporation and to provide indemnification or advance expenses to any and all current or former employees and agents of the Corporation or other persons.

C. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-laws of the Corporation, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.

D. Neither the amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VII

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, Articles V, VI and VII in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of a at least two-thirds of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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B. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein, the Bylaws or applicable law, the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE VIII

MISCELLANEOUS

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever:

(i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Corporation has caused to be executed by its duly authorized officer on this 9th day of May, 2019.

/s/ Sam Ataya
Sam Ataya

Address: 580 Hornby Street, Suite 900
Vancouver, BC V6C 3B6, canada

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